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                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY


     Tesoro Petroleum Corporation is publicly held and has no parent. The subsidiaries listed below are wholly-owned. Small or inactive subsidiaries are omitted from the list below. Such omitted subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" at the end of the year ended December 31, 2000.

                                                            INCORPORATED
                                                            OR ORGANIZED
   Name of Subsidiary                                       UNDER LAWS OF
   -------------------                                      -------------
   Tesoro Alaska Company ..................................   Delaware
   Tesoro Hawaii Corporation ..............................    Hawaii
   Tesoro Refining, Marketing & Supply Company ............   Delaware
   Tesoro West Coast Company ..............................   Delaware